EXHIBIT 21

                INTERNATIONAL GAME TECHNOLOGY SUBSIDIARIES

            Name                     Jurisdiction of Incorporation


International Game Technology               Nevada
IGT-North America                           Nevada
IGT-International                           Nevada
IGT-Missouri, Inc.                          Missouri
IGT-Colorado Corporation                    Colorado
IGT-Montana, Inc.                           Montana
Fortune Advertising and Marketing           Nevada
International Acceptance Corporation        Nevada
IGT-China Management                        Nevada
IGT-NHI Joint Venture Company               Nevada
Megasports, Inc.                            Nevada
International Game Technology
  Community Foundation                      Nevada
IGT-Australia Pty. Ltd.                     New South Wales,
                                              Australia
Megabucks (Australia) Pty. Limited          New South Wales,
                                              Australia
Electronic Data Technologies,
  Australia                                 New South Wales,
                                              Australia
FSC, Ltd.                                   Ireland
IGT-New Zealand                             New Zealand
IGT-Iceland, Ltd.                           Iceland
IGT-Argentina, S.A.                         Argentina
IGT-Europe, B.V.                            The Netherlands
IGT-Japan, K.K.                             Japan
IGT PNG Pty., Ltd.                          New Guinea
IGT (Asia) Company Limited                  Hong Kong